FEE: $1.00 per $1,000.00                                            FILED
On Authorized Capital                                           OCT 29 1996
MINIMUM FEE: $50.00                                         OKLAHOMA SECRETARY
                                                                  OF STATE
                                                             FOR OFFICE USE ONLY

                          CERTIFICATE OF INCORPORATION
                                    (PROFIT)

FILE IN DUPLICATE

PRINT CLEARLY

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


1. The name of this corporation is:

                    PREMIER PARTNERS, INC.
--------------------------------------------------------------------------------
(Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are

HARVEY S. BRYANT    5550 NORTHEAST 50TH STREET   OKLAHOMA CITY   OKLAHOMA  73121
--------------------------------------------------------------------------------
    NAME            NUMBER & STREET ADDRESS         CITY         COUNTY ZIP CODE
               (P.O. BOXES ARE NOT ACCEPTABLE.)
                               ---

3. The duration of the corporation is: PERPETUAL
                                      ------------------------------------------
                                       (Perpetual unless otherwise stated)

4. The purpose or purposes for which the corporation is formed are:

     TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH CORPORATIONS MAY BE

     ORGANIZED UNDER WE THE GENERAL CORPORATION LAW OF OKLAHOMA.


5. The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES                  SERIES              PAR VALUE PER SHARE
                                            (Or, if without par value, so state)

Common 50,000,000                                           .001
      --------------------------                 ------------------------
Preferred
          ----------------------                 ------------------------

TOTAL NO. SHARES:  50,000,000           TOTAL AUTHORIZED CAPITAL:  $50,000,000
                 ---------------                                 --------------

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6. If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

     NAME      MAILING ADDRESS          CITY      STATE          ZIP CODE
     ----      ---------------          ----      -----          --------

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


7. The name and mailing address of the undersigned incorporator(s):

     NAME      MAILING ADDRESS          CITY      STATE          ZIP CODE
     ----      ---------------          ----      -----          --------

HARVEY S. BRYANT    5550 NORTHEAST 50TH STREET   OKLAHOMA CITY  OK  73121
________________________________________________________________________________
________________________________________________________________________________


     THE UNDERSIGNED, for the purpose of forming & corporation under the laws of the State of Oklahoma does certify that the facts herein stated are true, and has accordingly hereunder to set my hand this 29th day of OCTOBER, 1996.

                                              /s/ Harvey S. Bryant
                                             -----------------------------------
                                                       Signature


                                             -----------------------------------
                                                       Signature



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                            ARTICLES OF INCORPORATION


1.   The name of the corporation is PREMIER PARTNERS, INC.

2.   The period of its duration is perpetual.

3. The purpose or purposes for which the corporation is formed are: TO ENGAGE IN ANY LAWFUL ACT 0R ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER THE GENERAL CORPORATION LAW OF OKLAHOMA.

4. The corporation shall have authority to issue 50,000,000 Common shares. all with par value of .001.

5.   The corporation will commence business IMMEDIATELY.

6. The address of its initial registered office is 5550 NORTHEAST 50TH STREET, OKLAHOMA CITY, OK 73121. The name of its initial registered agent at such address is HARVEY S. BRYANT.

7. The number of directors constituting the initial board of directors is TWO. They are: HARVEY S. BRYANT
               CLAUDIA BARTEL BRYANT.

8. Every director and officer shall be indemnified against all liabilities, civil and criminal, incurred in relation to their duties, including all reasonable expenses of defense, except to the extent that. they shall have been finally adjudged to be liable for negligence or misconduct in the matter out of which the liability arises.

     OCTOBER 29, 1996

[SEAL HERE]
                                              /s/ Harvey S. Bryant
                                              -------------------------
                                              HARVEY S. BRYANT


                                              /s/ Claudia Bartel Bryant
                                              -------------------------
                                              CLAUDIA BARTEL BRYANT